            AMENDMENT TO DeVRY INC. PROFIT SHARING RETIREMENT PLAN
                (as amended and restated as of July 1, 1992)





        WHEREAS, the Company is the parent corporation for Keller Graduate School of Management, Inc., a Delaware corporation ("Keller");

        WHEREAS, effective as of January 1, 1997, Keller has transferred sponsorship of the DeVRY Inc. Profit Sharing Retirement Plan, as amended and restated as of July 1, 1992, and as amended subsequent thereto (the "Plan"), to the Company, conditioned pon acceptance of such transfer by the Company;

        WHEREAS, the Company desires to accept such transfer of sponsorship of the Plan;

        NOW, THEREFORE, BE IT RESOLVED THAT, the Company hereby accepts sponsorship of the Plan, and all attendant rights, obligations and responsibilities thereto, and further ratifies the Plan, as amended through and including January 1, 1997.



        I, Marilynn J. Cason, Secretary of DeVRY Inc., hereby certify that the foregoing is a correct copy of a resolution adopted by the Board of Directors of such corporation on December 30, 1996 and that the resolution has not been changed or repealed.

        Dated this 11th  day of August, 1997.



                                                  /s/Marilynn J. Cason
                                                  Secretary as Aforesaid

                                                           (Seal)